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                          EAGLE-PICHER HOLDINGS, INC.
                             E-P ACQUISITION, INC.

                                                   February 23, 1998

Eagle Picher Industries, Inc.
  Personal Injury Settlement Trust
8260 NorthCreek Drive
Suite 200
Cincinnati, OH  45236


               Re:    Amendments to the Short Term
                      Sale Program of the Company

Ladies and Gentlemen:

        This letter, and the exhibit hereto, set forth our understanding concerning the amendments to the Short Term Sale Program of Eagle-Picher Industries, Inc., an Ohio corporation (the "Company").

        In consideration of the mutual covenants and agreements contained in this letter agreement and in the Merger Agreement, dated as of February 23, 1998, among Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, an Ohio trust (the "Trust"), the Company, Eagle-Picher Holdings, Inc., a Delaware corporation ("Holdings"), and E-P Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings ("Acquisition"), as amended by Amendment No. 1 dated as of February 23, 1998, among the Trust, the Company, Holdings and Acquisition (the "Merger Agreement"), the parties hereto agree that, notwithstanding any other provision in the Merger Agreement, Holdings and Acquisition (i) shall not make a claim of any kind (including, without limitation, under Section 4.7 of the Merger Agreement) against any Trust Indemnified Party with respect to the Plan Amendments and (ii) shall, jointly and severally, defend, indemnify and hold harmless the Trust Indemnified Parties from and against and in respect of any and all Losses which any of them may incur as a result of the Plan Amendments. As used herein, "Plan Amendments" means the amendments to the Short Term Sale Program of the Company, as specified in the letter agreement, dated February 18, 1998, between the Company and the participants in such program, in the form attached hereto as Exhibit A.

        This letter agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed to be an original, but all of which together shall together constitute and be the same instrument. This letter agreement shall in all respects be interpreted, construed and governed by and in accordance with the laws of the State of New York, disregarding any conflict of laws provisions which might otherwise require the application of the law of another jurisdiction.





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                                                                               2

        Please acknowledge your agreement with the terms of this letter agreement by executing this letter agreement in the space provided below.



                                           Sincerely yours,

                                           EAGLE-PICHER HOLDINGS, INC.

                                            By: /s/ JOEL P. WYLER
                                               --------------------------------
                                            Name:   Joel P. Wyler
                                            Title:  Chairman and President



                                            E-P ACQUISITION, INC.

                                            By:  /s/ JOEL P. WYLER
                                                -------------------------------
                                            Name:   Joel P. Wyler
                                            Title:  Chairman and President

Accepted and agreed:


EAGLE-PICHER INDUSTRIES, INC.
PERSONAL INJURY SETTLEMENT TRUST

By: /s/ RUTH R. MCMULLIN
   -----------------------------------
    Name:  Ruth R. McMullin
    Title: Chairperson of the Trustees



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